UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2007
VNUS Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5799 Fontanoso Way
San Jose, California 95138
(408) 360-7200

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 9, 2007, the Company issued a press release reporting its results for the three months ended March 31, 2007, a copy of which was furnished with a report on Form 8-K on May 9, 2007 (the “Form 8-K”). The Company is hereby amending the Form 8-K to address the incorrect reporting of the cumulative effect of an accounting change in the condensed consolidated statement of operations for the three months ended March 31, 2007. The reported amount of $73,000 should have been reported as $0 for the three months ended March 31, 2007 as the effect of the adoption by the Company of FIN 48 should have been an adjustment to the beginning balance of accumulated deficit for the period. The effect of this adjustment increased net loss for the period by approximately $73,000, or $0.01 per share, from $0.12 per share to $0.13 per share. The revised condensed consolidated statement of operations, along with other related disclosures in the accompanying notes, is contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 16, 2007

VNUS MEDICAL TECHNOLOGIES, INC.
By:	/s/ Timothy A. Marcotte
Name:	Timothy A. Marcotte
Title:	Chief Financial Officer, Vice President, Finance and Administration